UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/02/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2007, Sharper Image Corporation (the "Company") announced that William Feroe, executive vice president, merchandising, will be stepping down from that position and will be leaving the company at the end of August 2007. Mr. Feroe will be eligible to receive the benefits specified under the Company's Executive Severance Pay Policy, as previously filed.

The Company also announced that it has appointed Drew Reich as executive vice president, merchandising, effective July 9, 2007.

A full text of the press release announcing Mr. Feroe's departure and Mr. Reich's appointment is attached hereto as Exhibit 99.1.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2007, the Board of Directors of the Company adopted resolutions amending the Bylaws of the Company, effective immediately. The Bylaws were amended to provide that the Board of Directors may consist of up to eleven directors.

Item 9.01.        Financial Statements and Exhibits.

(c)        Exhibits.
                Exhibit No.                Description

99.1                                   Press release, announcing the departure of William Feroe and the appointment of Drew Reich as executive vice president, merchandising, effective July 9, 2007.

3.2                                 Amendment No. 2 to Amended and Restated Bylaws of Sharper Image Corporation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: July 02, 2007	By:	/s/ Gary Chant
Gary Chant
Senior Vice President Human Resources and Admn.

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release, announcing the departure of William Feroe and the appointment of Drew Reich as executive vice president, merchandising, effective July 9, 2007.
EX-3.2	Amendment No. 2 to Amended and Restated Bylaws of Sharper Image Corporation